Exhibit 99.1

Oplink Reports Fourth Quarter and Fiscal Year 2011 Financial Results

Fremont, Calif., -- Aug 18, 2011 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its fourth quarter and fiscal year ended June 30, 2011.

Revenues for the quarter were $43.7 million, an increase of 12% over the same period of the prior year.  GAAP net income for the quarter was $26.3 million, or $1.23 per diluted share, as compared to $3.6 million, or $0.17 per diluted share, reported in the same period of the prior year.  Included in net income for the fourth quarter was a one-time tax benefit of $22.6 million, or $1.06 per diluted share, associated with the release of a valuation allowance related to certain deferred tax assets.

Non-GAAP net income for the fourth quarter of fiscal 2011 was $5.9 million, or $0.28 per diluted share, as compared to $6.0 million, or $0.28 per diluted share, reported in the same period of the prior year.  Non-GAAP results exclude the one-time tax benefit referred to above as well as other items described in the Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures attached to this press release.

For fiscal year 2011, revenues were $198.8 million, an increase of 43% over fiscal 2010.  GAAP net income for the fiscal year was $48.5 million, or $2.32 per diluted share, as compared to $11.1 million, or $0.51 per diluted share, reported in the same period of the prior year. Included in net income for fiscal year 2011 was the one-time tax benefit of $22.6 million referred to above.

Non-GAAP net income for fiscal year 2011 was $35.5 million, or $1.69 per diluted share, as compared to $20.9 million, or $0.97 per diluted share, for fiscal 2010.  Non-GAAP results reflect the adjustments described in the Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures attached to this press release.

Oplink generated $6.4 million in cash from operations during the fourth quarter and closed fiscal year 2011 with cash, cash equivalents and short-term investments of $186.7 million.

"I am pleased with our fiscal 2011 financial performance," commented Joe Liu, Chairman and CEO of Oplink.  "As we continue to introduce building blocks for ROADM and flexible networks, Oplink is well-positioned to gain market share."

Business Outlook for the Quarter Ending September 30, 2011

For the quarter ending September 30, 2011, the Company expects to report revenues between $41 million and $44 million and GAAP net income per diluted share of approximately $0.04 to $0.10.  On a non-GAAP basis, excluding stock compensation, amortization of intangible asses and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share for the quarter ending September 30, 2011 of approximately $0.12 to $0.18. Both GAAP and non-GAAP net income per diluted share for the quarter ending September 30, 2011 assume an income tax rate of 36%.

Conference Call Information

The Company will host a conference call and live webcast at 2:00 p.m. Pacific Time today, August 18, 2011. To access the conference call, dial 1-877-941-4775 or 1-480-629-9761 (outside the U.S. and Canada). The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on August 18, 2011 until 11:59 p.m. Pacific Time on August 26, 2011, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4463192#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink’s "core operating performance" and its results of operations may look in the future.  Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink’s view of "core operating performance."

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements under the heading “Business Outlook for the Quarter Ending September 30, 2011.” These forward-looking statements involve risks and uncertainties that could cause Oplink’s results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: possible reductions in customer orders or delays in shipments of products to customers; potential delays in introduction of new Oplink products; Oplink’s reliance on a small number of customers for a substantial portion of its revenues; Oplink’s reliance on third parties to supply critical components and materials for its products; intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; the potential for a downturn in the telecommunications industry or the overall economy in the United States or other parts of the world; and other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:
Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,
	2011	2010
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$52,644	$40,711
Short-term investments	134,089	109,632
Accounts receivable, net	34,880	29,728
Inventories	24,719	20,902
Prepaid expenses and other current assets	10,706	7,541
Deferred tax assets	15,171	118
Total current assets	272,209	208,632
Long-term investments	-	10,000
Property, plant and equipment, net	36,863	33,363
Goodwill and intangible assets, net	2,948	6,952
Deferred tax assets	8,291	119
Other assets	493	532
Total assets	$320,804	$259,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,549	$14,369
Accrued liabilities and other current liabilities	12,041	11,657
Total current liabilities	23,590	26,026
Non-current liabilities	6,852	4,923
Total liabilities	30,442	30,949
Stockholders' equity	290,362	228,649
Total liabilities and stockholders’ equity	$320,804	$259,598

(1)	The June 30, 2010 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(1)

Revenues	$43,667	$53,471	$38,878	$198,803	$138,809
Cost of revenues	28,510	34,188	26,531	129,133	94,638
Gross profit	15,157	19,283	12,347	69,670	44,171
Operating expenses:
Research and development	5,161	4,322	3,030	16,874	10,097
Sales and marketing	2,459	2,625	2,152	10,024	8,238
General and administrative	2,717	2,052	2,168	8,532	7,623
Stock compensation expense	1,238	1,229	1,359	5,135	5,647
Amortization of intangible assets	406	451	434	1,759	1,651
Gain on sale/disposal of assets	(41)	(24)	(600)	(148)	(942)
Total operating expenses	11,940	10,655	8,543	42,176	32,314
Income from operations	3,217	8,628	3,804	27,494	11,857
Interest and other income, net	253	180	108	544	867
Income before benefit (provision) for income taxes	3,470	8,808	3,912	28,038	12,724
Benefit (provision) for income taxes	22,790	(620)	(333)	20,478	(1,645)
Net income	$26,260	$8,188	$3,579	$48,516	$11,079

Net income per share:
Basic	$1.28	$0.40	$0.17	$2.44	$0.54
Diluted	$1.23	$0.38	$0.17	$2.32	$0.51

Shares used in per share calculation:
Basic	20,535	20,308	20,534	19,922	20,699
Diluted	21,346	21,595	21,387	20,945	21,631

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

				Years Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
Reconciliation of GAAP net income to non-GAAP net income:
Net income, GAAP	$26,260	$8,188	$3,579	$48,516	$11,079
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	110	123	105	452	373
Amortization of intangible assets	520	575	565	2,245	2,197
Total related to cost of revenues	630	698	670	2,697	2,570

Related to operating expenses:
Stock compensation expense	1,238	1,229	1,359	5,135	5,647
Amortization of intangible assets	406	451	434	1,759	1,651
Total related to operating expenses	1,644	1,680	1,793	6,894	7,298

Tax benefit related to future earnings	(22,631)	-	-	(22,631)	-

Non-GAAP net income	$5,903	$10,566	$6,042	$35,476	$20,947

Net income per share, non-GAAP:
Basic	$0.29	$0.52	$0.29	$1.78	$1.01
Diluted	$0.28	$0.49	$0.28	$1.69	$0.97

Shares used in per share calculation:
Basic	20,535	20,308	20,534	19,922	20,699
Diluted	21,346	21,595	21,387	20,945	21,631

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$15,157	$19,283	$12,347	$69,670	$44,171
Stock compensation expense included in cost of revenues	110	123	105	452	373
Amortization of intangible assets included in cost of revenues	520	575	565	2,245	2,197
Non-GAAP gross profit	$15,787	$19,981	$13,017	$72,367	$46,741

GAAP gross margin rate	34.7%	36.1%	31.8%	35.0%	31.8%
Non-GAAP gross margin rate	36.2%	37.4%	33.5%	36.4%	33.7%

(1)	The condensed consolidated statement of operations for the year ended June 30, 2010 has been derived from audited financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended
	June 30,
	2011	2010
	(Unaudited)	(1)
Cash flows from operating activities:
Net income	$48,516	$11,079
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	5,299	6,487
Amortization of intangible assets	4,004	3,848
Stock compensation expense	5,587	6,020
Deferred income taxes	(22,918)	743
Gain on sale/disposal of assets	(148)	(942)
Other	713	481
Change in assets and liabilities	(5,357)	(10,836)
Net cash provided by operating activities	35,696	16,880

Cash flows from investing activities:
Net purchases of investments	(14,418)	132
Net purchases of property, plant and equipment	(11,609)	(4,951)
Acquisition of business, net of cash acquired	-	(5,761)
Net cash used in investing activities	(26,027)	(10,580)

Cash flows from financing activities:
Proceeds from issuance of common stock	19,043	5,490
Repurchase of common stock	(17,246)	(20,793)
Net cash provided by (used in) financing activities	1,797	(15,303)

Effect of exchange rate changes on cash and cash equivalents	467	12
Net increase (decrease) in cash and cash equivalents	11,933	(8,991)
Cash and cash equivalents, beginning of year	40,711	49,702
Cash and cash equivalents, end of year	$52,644	$40,711

(1)	The condensed consolidated statement of cash flows for the year ended June 30, 2010 has been derived from audited financial statements at that date.